EXHIBIT 17(b)

                                  FORM OF PROXY

                            ___________________ FUND
                          (A SERIES OF QUALIVEST FUNDS)
                            OAKS, PENNSYLVANIA 19456

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF QUALIVEST FUNDS

         The undersigned hereby appoints Kathryn L. Stanton, Michael J. Radmer, and Donna Rafa, and each of them, with power to act without the other and with the right of substitution in each, as proxies of the undersigned and hereby authorizes each of them to represent and to vote, as designated below, all the shares of ______________ Fund (the "Fund"), a series of Qualivest Funds ("Qualivest"), held of record by the undersigned on ______________, 1997, at the Special Meeting of Shareholders of the Fund to be held on ______________, 1997, or any adjournments or postponements thereof, with all powers the undersigned would possess if present in person. All previous proxies given with respect to the Special Meeting hereby are revoked.

THE PROXIES ARE INSTRUCTED TO VOTE AS FOLLOWS:

1. PROPOSAL TO RATIFY AND APPROVE AN INTERIM ADVISORY AGREEMENT between Qualivest, on behalf of the Fund, and First Bank National Association ("FBNA"), and the receipt of investment advisory fees by FBNA for the period from August 1, 1997 forward.

                  [ ]      FOR          [ ]     AGAINST        [ ]     ABSTAIN

2. PROPOSAL TO APPROVE AN AGREEMENT AND PLAN OF REORGANIZATION providing for the transfer of the assets and liabilities of the Fund to a corresponding fund of First American Funds, Inc. ("FAF") in exchange for shares of designated classes of the corresponding FAF fund.

                  [ ]      FOR          [ ]     AGAINST        [ ]     ABSTAIN

         In their discretion, the proxies are authorized to vote upon such other business as may properly come before the annual meeting or any adjournments or postponements thereof.

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE PROPOSALS ABOVE. RECEIPT OF THE NOTICE OF SPECIAL MEETING OF SHAREHOLDERS AND THE PROXY STATEMENT RELATING TO THE MEETING IS ACKNOWLEDGED BY YOUR EXECUTION OF THIS PROXY.

         PLEASE SIGN THIS PROXY EXACTLY AS YOUR NAME APPEARS BELOW. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY PARTNER OR OTHER AUTHORIZED PERSON.

DATED: ________________________, 1997


                                           ________________________
                                           Signature

                                           ________________________
                                           Signature if held jointly


  TO SAVE FURTHER SOLICITATION EXPENSE, PLEASE MARK, SIGN, DATE AND RETURN THIS
           PROXY PROMPTLY USING THE ENCLOSED POSTAGE-PREPAID ENVELOPE.